Philip Talamo, Investor Relations 212.939.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Announces September 30, 2006 Assets Under Management
Third Quarter 2006 Earnings Conference Call To Be Held On October 25, 2006

New York, NY, October 10, 2006 - AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today reported that preliminary assets under management increased by approximately $10B, or 1.5%, in the month of September to $659B due to favorable investment returns and positive net flows in all distribution channels.

	ALLIANCEBERNSTEIN L.P. (THE OPERATING PARTNERSHIP) ASSETS UNDER MANAGEMENT
	($ billions)
	At September 30, 2006 (preliminary)				At Aug 31, 2006
	Institutional Investments Management	Retail	Private Client	Total	Total
Equity
Growth	$94	$48	$21	$163	$160
Value	189	63	42	294	288
Total Equity	283	111	63	457	448

Fixed Income	112	37	24	173	170

Index/Structured	23	6	-	29	31
Total	$418	$154	$87	$659	$649

At August 31, 2006

Total	$412	$151	$86	$649

CONFERENCE CALL INFORMATION RELATING TO THIRD QUARTER 2006 RESULTS

AllianceBernstein’s management will review third quarter 2006 financial and operating results on Wednesday, October 25, 2006, during a conference call at 5:30 p.m. (New York Time), following the release of its financial results after the close of the New York Stock Exchange. The conference call will be hosted by Chairman and Chief Executive Officer, Lewis A. Sanders and President and Chief Operating Officer, Gerald M. Lieberman.

Parties may access the conference call by either telephone or webcast.

1.	To listen by telephone, please dial (866) 256-9820 in the U.S. or (973) 638-3153 outside the U.S., ten minutes before the 5:30 p.m. (New York Time) scheduled start time. The conference ID# is 7929942.
2.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available on AllianceBernstein’s website at the above web address after the release of its results on October 25, 2006.

An audio replay of the conference call will be made available for one week beginning at 7:30 p.m. (New York Time) on October 25, 2006. In the U.S., please call (877) 519-4471 or, outside the U.S., call (973) 341-3080, and provide the conference ID# 7929942. The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein L.P. ("AllianceBernstein") is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At September 30, 2006, AllianceBernstein Holding L.P. (“Holding”) owned approximately 32.8% of the issued and outstanding AllianceBernstein Units. AXA Financial was the beneficial owner of approximately 60.1% of the AllianceBernstein Units at September 30, 2006 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 60.5% economic interest in AllianceBernstein. AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

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Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. We caution readers to carefully consider our forward-looking statements in light of these factors. Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1 of Form 10-K for the year ended December 31, 2005. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Please remember that factors other than those listed in “Risk Factors” could also adversely affect our business, operating results, or financial condition.

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